Exhibit 99.1

BRAD FOOTE GEAR WORKS, INC.

FINANCIAL STATEMENTS

DECEMBER 31, 2006, 2005 AND 2004

TOGETHER WITH AUDITORS’ REPORT

REPORT OF INDEPENDENT PUBLIC ACCOUNTANTS

TO THE BOARD OF DIRECTORS OF

BRAD FOOTE GEAR WORKS, INC.

We have audited the statements of financial condition of BRAD FOOTE GEAR WORKS, INC.  (an Illinois S Corporation) as of December 31, 2006, 2005 and 2004 and the related statements of operations, shareholders’ equity and cash flows for the years then ended.  These financial statements are the responsibility of the Company’s management.  Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with U.S. generally accepted auditing standards.  Those standards require that we plan and perform the audits to obtain reasonable assurance about whether the financial statements are free of material misstatement.  An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements.  An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation.  We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of BRAD FOOTE GEAR WORKS, INC.  as of December 31, 2006, 2005 and 2004 and the results of its operations, shareholders’ equity and cash flows for the years then ended, in conformity with U.S. generally accepted accounting principles.

/s/ Pasquesi Sheppard LLC

Pasquesi Sheppard LLC

October 16, 2007

BRAD FOOTE GEAR WORKS, INC.

STATEMENTS OF FINANCIAL CONDITION

DECEMBER 31, 2006, 2005 AND 2004

ASSETS

	2006	2005	2004
CURRENT ASSETS:
Accounts receivable (net of allowance for doubtful accounts of $1,030,000 in 2006, $1,075,000 in 2005 and $260,000 in 2004)	$8,715,535	$6,226,119	$3,965,232
Inventory	13,064,078	6,542,089	5,492,336
Prepaid expenses	355,734	331,148	88,038
Deposits	54,514	—	—

Total current assets	22,189,861	13,099,356	9,545,606

PROPERTY AND EQUIPMENT, at cost:
Land and buildings	498,574	450,548	373,304
Machinery and equipment	29,701,706	18,104,142	16,036,712

	30,200,280	18,554,690	16,410,016

Less — Accumulated depreciation	11,617,082	9,515,201	7,895,966

Property and equipment, net	18,583,198	9,039,489	8,514,050

Total assets	$40,773,059	$22,138,845	$18,059,656

The accompanying notes are an integral part of these financial statements.

BRAD FOOTE GEAR WORKS, INC.

STATEMENTS OF FINANCIAL CONDITION

DECEMBER 31, 2006, 2005 AND 2004

LIABILITIES AND SHAREHOLDERS’ EQUITY

	2006	2005	2004
CURRENT LIABILITIES:
Checks drawn in excess of bank balance	$5,129,374	$2,101,224	$1,157,547
Lines of credit	3,325,000	1,225,000	1,975,000
Current portion of notes payable	2,782,492	1,667,938	1,559,185
Current portion of capital lease obligations	65,490	55,003	52,097
Accounts payable	5,765,221	3,429,146	2,485,937
Accrued payroll and related items	2,699,854	446,639	389,815
Commissions payable	315,055	305,714	199,318
Other accrued expenses	350,246	320,609	239,800
Interest rate swaps	133,059	—	—
Deferred revenue	530,180	231,891	387,950

Total current liabilities	21,095,971	9,783,164	8,446,649

LONG-TERM DEBT:
Notes payable, less current portion shown above	12,557,482	6,042,409	6,213,108
Capital lease obligation, less current portion shown above	128,118	151,372	206,375

Total long-term debt	12,685,600	6,193,781	6,419,483

SHAREHOLDERS’ EQUITY:
Common stock no par value; 100,000 shares authorized; 1,000 shares issued and outstanding	1,000	1,000	1,000
Additional paid-in capital	499,000	499,000	499,000
Retained earnings –	6,624,547	5,661,900	2,693,524
Accumulated other comprehensive loss	(133,059)	—	—

Total shareholders’ equity	6,991,488	6,161,900	3,193,524

Total liabilities and shareholders’ equity	$40,773,059	$22,138,845	$18,059,656

The accompanying notes are an integral part of these financial statements.

BRAD FOOTE GEAR WORKS, INC.

STATEMENTS OF OPERATIONS

FOR THE YEARS ENDED DECEMBER 31, 2006, 2005 AND 2004

	2006	2005	2004

NET SALES	$60,185,545	$41,496,629	$25,349,723

COST OF GOODS SOLD	43,415,769	29,967,415	18,582,063

Gross profit	16,769,776	11,529,214	6,767,660

SELLING AND ADMINISTRATIVE EXPENSES	11,752,282	7,860,065	6,307,996

Income from operations	5,017,494	3,669,149	459,664

OTHER INCOME (EXPENSE):
Interest expense	(883,439)	(531,673)	(270,793)
Gain from sale of fixed assets	2,468	30,900	16,743

Total other income (expense)	(880,971)	(500,773)	(254,050)

Net income	4,136,523	3,168,376	205,614

OTHER COMPREHENSIVE LOSS	(133,059)	—	—

Comprehensive income	$4,003,464	$3,168,376	$205,614

The accompanying notes are an integral part of these financial statements.

BRAD FOOTE GEAR WORKS, INC,

STATEMENT OF SHAREHOLDERS’ EQUITY

FOR THE YEARS ENDED DECEMBER 31, 2006, 2005 AND 2004

	COMMON STOCK	RETAINED EARNINGS	ACCUMULATED OTHER COMPREHENSIVE LOSS	TOTAL SHAREHOLDERS’ EQUITY

BALANCE DECEMBER 31, 2003	$500,000	$2,493,511	$—	$2,993,511

Net income	—	205,614	—	205,614
Dividends paid	—	(5,601)	—	(5,601)

BALANCE DECEMBER 31, 2004	500,000	2,693,524	—	3,193,524

Net income	—	3,168,376	—	3,168,376
Dividends paid	—	(200,000)	—	(200,000)

BALANCE DECEMBER 31, 2005	500,000	5,661,900	—	6,161,900

Net income	—	4,136,523	—	4,136,523
Dividends paid	—	(3,173,876)	—	(3,173,876)
Change in other comprehensive loss	—	—	(133,059)	(133,059)

BALANCE DECEMBER 31, 2006	$500,000	$6,624,547	$(133,059)	$6,991,488

The accompanying notes are an integral part of these financial statements.

BRAD FOOTE GEAR WORKS, INC.

STATEMENTS OF CASH FLOWS

FOR THE YEARS ENDED DECEMBER 31, 2006, 2005 AND 2004

	2006	2005	2004
CASH FLOWS FROM OPERATING ACTIVITIES:
Net income	$4,136,523	$3,168,376	$205,614
Adjustments to reconcile net income to net cash provided by operating activities
Depreciation	2,149,111	1,638,301	1,504,984
Gain on disposal of assets	(2,468)	(30,900)	(16,743)
Impact on cash from changes in
Accounts receivable	(2,489,416)	(2,260,887)	310,169
Inventory	(6,521,989)	(1,049,753)	(3,450,064)
Prepaid assets	(24,586)	(243,110)	94,757
Deposits	(54,514)	—	—
Accounts payable	2,336,075	943,209	724,382
Accrued liabilities	2,292,193	244,029	171,155
Deferred revenue	298,289	(156,059)	306,306
Net cash provided by (used in) operating activities	2,119,218	2,253,206	(149,440)
CASH FLOWS FROM INVESTING ACTIVITIES:
Capital expenditures	(11,771,290)	(2,163,740)	(3,406,153)
Proceeds from disposal of assets	123,767	30,900	16,743
Net cash used in investing activities	(11,647,523)	(2,132,840)	(3,389,410)
CASH FLOWS FROM FINANCING ACTIVITIES:
Checks issued in excess of bank balance	3,028,150	943,677	451,587
Dividends paid	(3,173,876)	(200,000)	(5,601)
Net proceeds from lines of credit	2,100,000	(750,000)	1,050,000
Proceeds from notes payable	7,899,333	629,103	3,308,552
Payments on notes payable	(269,706)	(691,049)	(1,239,702)
Payments on capital lease obligations	(55,596)	(52,097)	(25,986)
Net cash provided by (used in) financing activities	9,528,305	(120,366)	3,538,850
Net increase (decrease) in cash and cash equivalents	—	—	—

CASH AT BEGINNING OF YEAR	—	—	—

CASH AT END OF YEAR	$—	$—	$—

OTHER SUPPLEMENTARY INFORMATION

CASH PAID DURING THE YEAR FOR:

Interest	$893,504	$508,244	$258,450

SUPPLEMENTAL DISCLOSURE OF NON-CASH INVESTING AND FINANCING ACTIVITIES

Equipment purchased under capital lease obligations	$42,829	$—	$284,458

Equipment purchased under installment notes payable	$—	$—	$138,164

Change in value of interest rate swaps	$133,059	$—	$—

The accompanying notes are an integral part of these financial statements.

BRAD FOOTE GEAR WORKS, INC.

NOTES TO FINANCIAL STATEMENTS

DECEMBER 31, 2006, 2005 AND 2004

(1)           NATURE OF BUSINESS AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES:

Nature of Business -

Brad Foote Gear Works, Inc. (the Company) is incorporated under the laws of the State of Illinois.  The Company is engaged in the business of manufacturing large industrial transmission gears.  The Company’s principal customers are the in the wind energy, petroleum production, mining, and other heavy manufacturing industries.  The gears are manufactured to meet customers’ engineering specifications.  The Company has operating facilities in Cicero, Illinois and Pittsburgh, Pennsylvania.

Revenue Recognition -

The Company recognizes revenue when persuasive evidence of an arrangement exists, transfer of title has occurred, the selling price is fixed and determinable, and collectiblity is reasonably assured.  This generally occurs upon shipment to the customer.  Customer deposits are deferred and recognized as revenue when earned.

Comprehensive Income -

Comprehensive income (loss) includes net income (loss) and items defined as other comprehensive income (loss).  Items defined as other comprehensive income (loss) include items such as foreign currency translation adjustments and unrealized gains and losses on certain marketable securities.  The Company’s only adjustments to comprehensive income relate to the interest rate swaps described in Note 4.

Cash and Cash Equivalents -

As part of the Company’s cash management program, checks are issued to vendors prior to the transfer of funds from its bank line of credit to its demand deposit accounts.  Amounts for these checks drawn in excess of the Company’s financial statement cash account balance are presented as a current liability on the financial statements.  For purposes of the statements of cash flows, the Company considers any highly liquid debt instruments purchased with a maturity of three months or less to be cash equivalents.  Their carrying value approximates fair market value.

Fair Value of Financial Instruments -

The carrying value of cash, accounts receivable and accounts payable are a reasonable estimate of their fair market value due to the short-term nature of these instruments.

Financial instruments, which potentially subject the Company to concentrations of credit risk, consist principally of cash and trade receivables.  The Company maintains its cash in

BRAD FOOTE GEAR WORKS, INC.

NOTES TO FINANCIAL STATEMENTS

DECEMBER 31, 2006, 2005 AND 2004

bank deposit accounts which, at times, exceed federally insured limits.  The Company has not experienced any losses in such accounts.  Management believes the Company’s cash accounts are not exposed to any significant credit risk.

The Company grants credit to customers based on an evaluation of their financial condition.  The Company reviews a new customer’s credit history before extending credit and conducts regular reviews of its existing customers’ credit performance.  Losses from credit sales are provided for in the financial statements and have been within management’s expectations.

Accounts Receivable -

Accounts receivable are carried at original invoice amount less an estimate made for doubtful receivables based on a review of all outstanding amounts on a regular basis.  Management determines the allowance for doubtful accounts by regularly evaluating individual customer receivables and considering a customer’s financial condition and credit history, as well as current economic conditions.  Balances still outstanding after management has used reasonable collection efforts are written off through a charge to the allowance for doubtful accounts and a credit to accounts receivable.  The Company deems accounts past due based upon their contractual terms and interest is not charged on accounts past due.

Inventories -

Inventories are stated at the lower of first-in, first-out cost or market.  Market value encompasses consideration of all business factors including price, contract terms and usefulness.

Property and Equipment -

Property and equipment are stated at cost.  Depreciation and amortization are calculated over the estimated useful lives of the assets using accelerated and straight-line methods.  The estimated useful lives used are as follows:

Asset Description	Asset Life

Buildings and improvements	40 years

Machinery and equipment	5 -10 years

Computer software	3 - 5 years

Property and equipment not placed into service totaled $3,620,814, $841,718 and $719,175 for the years ended December 31, 2006, 2005 and 2004, respectively.  Accordingly, no depreciation expense is recorded on this property and equipment until placed in service.

BRAD FOOTE GEAR WORKS, INC.

NOTES TO FINANCIAL STATEMENTS

DECEMBER 31, 2006, 2005 AND 2004

Long-lived Assets -

The Company periodically evaluates the carrying value of long-lived assets to be held and used, including but not limited to, capital assets and intangible assets, when events and circumstances warrant such a review.  The carrying value of a long-lived asset is considered impaired when the anticipated undiscounted cash flow from such asset is less than its carrying value.  In that event, a loss is recognized based on the amount by which the carrying value exceeds the fair value of the long-lived asset.  Fair value is determined primarily using the anticipated cash flows discounted at a rate commensurate with the risk involved.  Losses on long-lived assets to be disposed of are determined in a similar manner except that fair values are reduced for the cost to dispose.

Product Warranty Liability -

The Company warrants its products against certain defects based on contract terms.  Generally, the products are warranted to be free from defects in material and workmanship for a period of eighteen months from date of shipment or one year in service by the customer.  At December 31, 2006, 2005 and 2004 the Company’s estimated product warranty liability based on historical activity was $105,000, $32,000 and $35,000, respectively.

Income Taxes -

The Company has elected to be treated as an S Corporation under the Internal Revenue Code.  Accordingly, there is no provision for income taxes since such taxes are the liability of the individual shareholders.

Segment Reporting -

The Company operates and manages the business under one reporting segment.

Use of Estimates -

The preparation of financial statements, in conformity with U.S. generally accepted accounting principles, requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the period.  Actual results could differ from those estimates.

BRAD FOOTE GEAR WORKS, INC.

NOTES TO FINANCIAL STATEMENTS

DECEMBER 31, 2006, 2005 AND 2004

Effect of Recently Issued Accounting Pronouncements -

In July 2006, Financial Accounting Standards Board (FASB) issued Interpretation No. 48, ACCOUNTING FOR UNCERTAINTY IN INCOME TAXES - AN INTERPRETATION OF FASB STATEMENT NO. 109 (FIN 48).  FIN 48 clarifies the accounting treatment (recognition and measurement) for an income tax position taken in a tax return and recognized in a company’s financial statements.  The new standard also contains guidance on “derecognition, classification, interest and penalties, accounting in interim periods, disclosure, and transition”.  The provisions of FIN 48 are effective for fiscal years beginning after December 15, 2006.  Management has determined that the adoption of FIN 48 will not have an impact on Company’s financial position or results of operations because it has S status.

In September 2006, the U.S. Securities and Exchange Commission staff issued Staff Accounting Bulletin No. 108, CONSIDERING THE EFFECTS OF PRIOR YEAR MISSTATEMENTS WHEN QUANTIFYING MISSTATEMENTS IN YEAR FINANCIAL STATEMENTS (SAB 108).  This SAB addresses diversity in practice of quantifying financial statement misstatements.  It establishes an approach that requires quantification of financial misstatements based on the effects of the misstatements on each of the company’s financial statements and the related financial statement disclosures.  The SAB is effective for financial statements issued for fiscal years ending after November 15, 2006.  The adoption of SAB 108 did not have an impact on financial position or results of operations.

In September 2006, the FASB issued Statement of Financial Accounting Standards No. 157, FAIR VALUE MEASUREMENTS (SEAS No. 157).  This standard clarifies the principle that fair value should be based on the assumptions that market participants would use when pricing an asset or liability.  Additionally, it establishes a fair value hierarchy that prioritizes the information used to develop those assumptions.  This standard is effective for financial statements issued for fiscal years beginning after November 15, 2007.  Management is currently evaluating the impact of this statement but believes the adoption of SEAS No. 157 will not have a material impact on the Company’s financial position or results of operations.

BRAD FOOTE GEAR WORKS, INC.

NOTES TO FINANCIAL STATEMENTS

DECEMBER 31, 2006, 2005 AND 2004

(2)           INVENTORIES:

Inventories consisted of the following at December 31:

	2006	2005	2004

Raw materials	$5,589,802	$1,396,342	$1,014,054
Work-in-process	6,741,319	4,666,670	4,083,486
Finished goods	732,957	479,077	394,796
	$13,064,078	$6,542,089	$5,492,336

In addition to the raw material amounts above, the Company includes materials purchased for specific customer orders in work-in-process immediately upon their receipt.  Finished goods consist of components purchased from third parties as well as sub-assembly components manufactured by the Company that will be used to produce final customer products.

(3)           DEBT:

Outstanding term debt consisted of the following at December 31:

	2006	2005	2004

Note payable to financial institution, interest at prime minus one percent (6.25% at December 31, 2005) with principal of $49,861 and interest paid monthly. The note payable is secured by substantially all the assets of the Company and was converted from a line of credit in April 2005. Refinanced into a new note payable during 2006.	$—	$2,642,647	$2,362,573

Note payable to financial institution, interest at prime minus one percent, (6.25% at December 31, 2005) with principal of $101,613 and interest paid monthly, secured by substantially all assets of the Company, maturing on April 1, 2009. Refinanced into a new note payable during 2006.	—	4,059,635	5,278,992

Equipment line of credit payable to financial institution refinanced into a new note payable in 2006, interest at prime minus one percent (6.25% at December 31, 2005). The note is secured by substantially all assets of the Company.	—	902,155	—

Note payable to financial institution, interest at prime minus one percent (7.25% at December 31, 2006) with principal of $131,656 and interest paid monthly. The note is secured by substantially all the assets of the Company.	6,451,122	—	—

Equipment line of credit payable to financial institution converted to term note in 2007, interest at prime minus one percent (7.25% at December 31, 2006) with principal of $146,822 and interest paid monthly. The note is secured by substantially all the assets of the Company.	8,809,325	—	—

Other notes payable	79,527	105,910	130,728
	15,339,974	7,710,347	7,772,293
Less — Current maturities	(2,782,492)	(1,667,938)	(1,559,185)
	$12,557,482	$6,042,409	$6,213,108

BRAD FOOTE GEAR WORKS, INC.

NOTES TO FINANCIAL STATEMENTS

DECEMBER 31, 2006, 2005 AND 2004

Future minimum principal payments for the above notes payable subsequent to December 31, 2006 are as follows:

2007	$2,782,492
2008	3,371,554
2009	3,363,388
2010	3,341,732
2011	1,893,520
2012	587,288
$15,339,974

The Company also has a $5,000,000 short-term line of credit with a financial institution (increased from a credit limit of $3,500,000 in 2005 and 2004).  It bears an interest rate of the prime rate minus one percent (7.25%, 6.25% and 4.25% at December 31, 2006, 2005 and 2004, respectively).  The line of credit is renewable annually and expired on April 29, 2007.  Upon its expiration, the line of credit was renewed through June 30, 2008 and increased to $7,000,000.  The Company had balances outstanding of $3,325,000, $1,225,000 and $1,975,000 against this line of credit at December 31, 2006, 2005 and 2004 respectively.  The maximum and average balances outstanding and the weighted average interest rates under this line of credit were as follows:

	2006	2005	2004

Maximum balance	$3,325,000	$2,825,000	$2,030,000

Average balance	$1,372,846	$1,881,250	$1,170,249

Weighted average interest rate	7.15%	5.11%	3.47%

During 2005, the Company entered into a $1,500,000 non-revolving machinery and equipment line of credit with a financial institution, bearing interest at prime minus one percent (6.25% at December 31, 2005).  The line of credit agreement expired on April 29, 2006 and was converted

BRAD FOOTE GEAR WORKS, INC.

NOTES TO FINANCIAL STATEMENTS

DECEMBER 31, 2006, 2005 AND 2004

to a term note payable as provided for in the agreement.  The amount outstanding on the equipment line of credit at December 31, 2005 was $902,155.

During 2006, the Company entered into an $11,000,000 non-revolving machinery and equipment line of credit with a financial institution.  It bears interest at the prime rate minus one percent (7.25% at December 31, 2006).  This line of credit expired on April 29, 2007.  The amount outstanding on the equipment line of credit at December 31, 2006 of $8,809,325, plus additional line of credit borrowings of $2,190,675 in 2007, were converted into an $11,000,000 term note payable and is included in the outstanding term debt table above.

During 2007, the Company entered into a new $9,000,000 non-revolving machinery and equipment line of credit with a financial institution.  It bears interest at the prime rate minus one percent.  This line of credit expires on June 30, 2008.

The above lines of credit are secured by substantially all the assets of the Company.

The line of credit agreements require that certain financial covenants be met by the Company.  The Company was in violation of various covenants in various years.  All violations have been waived by the financial institution as of October 16, 2007.

(4)           INTEREST RATE SWAPS:

The Company entered into two pay fixed interest rate swaps in 2006 for the purpose of hedging its variable interest rate debt.  As a result of entering into the interest rate swaps, the Company has mitigated its exposure to interest rate fluctuations.  These instruments are stated at fair market values in the accompanying financial statements as determined by means of a third party valuation.

The first swap instrument was entered into on February 2006 and terminates in January 2011.  Under the terms of the interest rate swap, the Company makes payments based upon a fixed rate of 8.15%.  The second swap instrument was entered into on October 2006 and terminates in April 2012.  Under the terms of the interest rate swap, the Company makes payments based upon a fixed rate of 8.40%.

Other comprehensive loss on the statements of operations is comprised of the change in value of the interest rate swaps for the year.

(5)           LEASES:

Capital Leases -

The Company leases equipment from a financing company under capital leases.  The economic substance of the lease is that the Company is financing the acquisition of the assets through the leases, and accordingly, it is recorded in the Company’s assets and

BRAD FOOTE GEAR WORKS, INC.

NOTES TO FINANCIAL STATEMENTS

DECEMBER 31, 2006, 2005 AND 2004

liabilities.  Amortization of the capital leases has been included in depreciation expense.  The following is an analysis of the leased assets included in property and equipment as of December 31:

	2006	2005	2004

Machinery and equipment	$327,286	$284,457	$284,457

Less — Accumulated depreciation	168,168	113,087	44,538
	$159,118	$171,370	$239,919

The following is a schedule by years of future minimum payments required under the leases together with their present value as of December 31, 2006:

2007	$75,183
2008	75,183
2009	42,718
2010	10,253
2011	9,400
Total minimum lease payments	212,737

Less Amount representing interest	19,129
193,608
Present value of minimum lease payments	(65,490)
$128,118

Operating Leases -

The Company leases two buildings under a lease agreement which expired in June 2006.  One building is located in Cicero, Illinois and serves as the Company’s principal offices and a manufacturing facility.  The second building is located in Pittsburgh, Pennsylvania and serves as a manufacturing facility.  The lease agreement for the two buildings contains an option whereas at May 2006, the Company may either extend the lease agreement through June 2008 or purchase the buildings at the greater of the stated option price contained in the agreement or the fair market value as of June 2006.  Subsequent to May 2006 the lease continued on a month to month basis until the sale of the buildings discussed below.

As discussed further in Note 8, the buildings were purchased by related parties of the Company.  The Company has executed new leases with the related parties which commenced upon the purchase of the buildings in August and October 2007 and conclude after 96 months.

BRAD FOOTE GEAR WORKS, INC.

NOTES TO FINANCIAL STATEMENTS

DECEMBER 31, 2006, 2005 AND 2004

In January 2006, the Company entered into a lease agreement for a facility to be used to store raw materials which expired in March 2007 and was not renewed.

In August 2006, the Company entered into a lease agreement for a second building in Cicero, Illinois to be used as a manufacturing facility.  The lease agreement, which was subsequently amended in January 2007, expires in June 2017.  The agreement calls for predetermined base rent rates with annual increases and variable monthly charges for real estate taxes and operating expenses.  The lease offers an option to renew for an additional 60 month term.

The total building lease expense was $404,134, $170,500 and $164,500 for the years ended December 31, 2006, 2005 and 2004, respectively.

The Company has numerous operating leases for vehicles which expire at various times from February 2006 through October 2010.  The expense incurred under these leases for the years ended December 31, 2006, 2005 and 2004 was approximately $74,000, $76,000 and $79,000, respectively.

At December 31, 2006, approximate future minimum rental payments required are as follows:

	Facilities	Autos	Total

2007	$589,507	$83,399	$672,906
2008	833,622	55,693	889,315
2009	859,372	18,207	877,579
2010	885,598	11,250	896,848
2011	912,320	—	912,320
2012 and thereafter	4,799,293	—	4,799,293
Total minimum rental payments	$8,879,712	$168,549	$9,048,261

(6)           DEFINED CONTRIBUTION PENSION PLAN:

The Company maintains a defined contribution pension plan, qualified under the internal Revenue Code, which covers substantially all of its employees.  While it has no current intention to do so, the plan may be terminated at any time at the Company’s discretion.

The Company’s contribution to the plan is discretionary.  During the years ended December 31, 2006, 2005 and 2004, the Company made contributions of approximately $137,000, $103,000 and $89,000, respectively, to this plan.  The plan has a provision which provides for voluntary pre-tax compensation deferral by plan participants.

BRAD FOOTE GEAR WORKS, INC.

NOTES TO FINANCIAL STATEMENTS

DECEMBER 31, 2006, 2005 AND 2004

(7)           CUSTOMER CONCENTRATIONS:

Customers whose sales and year end accounts receivable accounted for 10% or more of the Company’s net sales and net accounts receivable, respectively are as follows for the years ended December 31:

	2006	2005	2004
Net sales:
Number of customers	2	3	2
Percent of total sales	44%	45%	24%
Net accounts receivable:
Number of customers	3	4	3
Percent of total sales	58%	69%	44%

(8)           RELATED PARTY TRANSACTIONS:

As discussed in Note 5, the Company leased two buildings from a third party under a lease agreement which expired in June 2006.  In August and October 2007, two limited liability companies (LLC’s) owned by the spouse of the majority owner of the Company purchased the buildings.  The buildings were purchased by the LLC’s for a total of approximately $2,400,000 and the LLC’s and the Company executed new leases for the buildings.

(9)           CONTINGENCIES:

The Company is subject to legal proceedings in the normal course of business.  Management believes any such proceedings will not have a material adverse effect on the Company’s financial statements.

(10)         SUBSEQUENT EVENTS:

On August 22, 2007, the Company and its shareholders entered into a Stock Purchase Agreement (the Agreement) with Tower Tech Holdings Inc. (Tower Tech).  Under this Agreement, Tower Tech has agreed to purchase all of the outstanding capital stock of the Company.  In addition, Tower Tech will also acquire the two buildings that are currently leased as discussed in Note 8.

The purchase price for the Company’s stock consists of cash and stock of Tower Tech.  The cash portion of the purchase price is approximately $64 million plus an amount equal to the tax cost of the Company’s shareholders making an election under Section 338(h)(10) of the Internal Revenue Code.  The stock portion of the purchase price is fixed at 16,036,450 shares of Tower Tech common shares, which was calculated based on a price per share of $4.00, which represented a discount to the market price as of the signing date of the Agreement.  Because the number of shares to be issued at closing has been fixed, the stock portion of the purchase price will reflect the market value of the shares issued at closing.  In connection with the acquisition of the Company, the Tower Tech will also assume approximately $22 million of the Company’s senior debt.  Completion of the acquisition is subject to customary closing conditions.